UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2025

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-17781 (Commission File Number)			77-0181864 (I.R.S. Employer Identification Number)
60 E. Rio Salado Parkway,		Suite 1000,
	Tempe,	Arizona	85281
(Address of principal executive offices and zip code)
	(650)	527-8000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock,	par value $0.01 per share	GEN	The Nasdaq Stock Market LLC
Contingent Value Rights		GENVR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Frank Dangeard from the Gen Board

On July 17, 2025 (the “Effective Date”), Frank Dangeard resigned from the Board of Directors (the “Board”) of Gen Digital Inc. (the “Company”), all committees thereof and from his position as Chair of the Board (“Chair”) for health reasons, effective immediately. Mr. Dangeard’s decision to resign from the Board was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Dangeard for his service as Chair and as a director of the Board.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Dangeard’s resignation and the Company’s Chair and Lead Independent Director appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Chair and Lead Independent Director Appointments

On the Effective Date, in connection with Mr. Dangeard’s departure, at the recommendation of the Company’s Nominating and Governance Committee (the “NGC”), the Board approved combining the roles of Chief Executive Officer and Chair and appointed Vincent Pilette to serve as Gen’s Chair effective immediately. The Board simultaneously created a Lead Independent Director (“LID”) position on the Board and appointed Sue Barsamian, who is a current director and Chair of the NGC, to serve as its LID effective immediately. The duties of the LID role are broad, substantive, and overlap considerably with duties of an independent chair, promoting strong independent oversight over management and accountability to stockholders. In connection with the next chapter of the Company’s transformation, the Board appointed Mr. Pilette to Chair to leverage his deep understanding of the Company’s business to elevate the right strategic opportunities and identify key risks and mitigation approaches for the Board’s review.

The NGC and Board believe these appointments and corporate governance changes are in the best interests of the Company and its stockholders. This new Board leadership structure reflects the Board’s commitment to both strong, effective leadership and sound governance, which are essential to guiding Gen through its ongoing transformation and ensuring its long-term success.

Corporate Governance Guidelines Update

In connection with Mr. Pilette and Ms. Barsamian’s appointments, the Gen Board, at the recommendation of the NGC, amended Gen’s Corporate Governance Guidelines, in order to increase the robustness of the duties and responsibilities associated with the Lead Independent Director position and help ensure the exercise of independent judgment by the Board. Gen’s Corporate Governance Guidelines were also amended to provide the Board with the necessary flexibility to determine the appropriate leadership structure for the Company based on its evolving needs and what it determines to be in the best interests of its stockholders.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated July 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of July, 2025.

Gen Digital Inc.

By:	/s/ Bryan S. Ko
Bryan S. Ko
Chief Legal Officer and Secretary